CUSIP NUMBER 29429D103	13G	Page 16 of 17 Pages

Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 12, 2013

Draper Fisher Jurvetson Fund V, L.P.
By: Draper Fisher Jurvetson Management Company V, LLC (its General Partner)

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Director

Draper Fisher Jurvetson Management Company V, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Director

Draper Fisher Jurvetson Partners V, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Timothy Draper Living Trust

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

CUSIP NUMBER 29429D103	13G	Page 17 of 17 Pages

The Timothy C. Draper 2010 Annuity Trust

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

/s/ John H. N. Fisher
John H. N. Fisher

John H. N. Fisher and Jennifer Caldwell Living
Trust dated 1/7/00, as amended and restated 3/27/08

By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Co-Trustee

/s/ Stephen T. Jurvetson
Stephen T. Jurvetson

JABE, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member